Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Merge Healthcare Incorporated
Chicago, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-169371 and 333-177768) and Form S-8 (Nos. 333-34884, 333-100104, 333-107997, 333-40882 333-107991 and 333-125386) of Merge Healthcare Incorporated of our reports dated March 11, 2013, relating to the consolidated financial statements, and the effectiveness of Merge Healthcare Incorporated’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP
Chicago, Illinois
March 11, 2013